UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2009
Ready Mix, Inc.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

001-32440	86-0830443
(Commission File Number)	(IRS Employer Identification Number)

4602 East Thomas Road, Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 957-2722
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.
     On February 2, 2009, Meadow Valley Corporation (“Meadow Valley”), the holder of 69.4% of the issued and outstanding shares of common stock (the “Ready Mix Shares”) of Ready Mix, Inc. (the “Company”), consummated the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of July 28, 2008 (the “Merger Agreement”), among Meadow Valley, Meadow Valley Parent Corp. (“Parent”) and Phoenix Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). As a result of the Merger, Merger Sub merged with and into Meadow Valley, with Meadow Valley continuing as the surviving entity and wholly-owned subsidiary of Parent. Immediately following the Merger, on February 2, 2009, Meadow Valley affected a dividend of the Ready Mix Shares to Parent. The aggregate purchase price paid for all of the outstanding shares of common stock of the Company (other than certain shares held by members of management) was approximately $56.5 million. These events resulted in a change in control of the Company.
     Based on a Schedule 13D filed by Parent, among others, on February 5, 2009, Parent pledged the Ready Mix Shares to LBC Credit Partners II, L.P., as agent (“Agent”), as security for a portion of the debt financing obtained in connection with the Merger pursuant to a Pledge Agreement dated February 2, 2009 (the “Pledge Agreement”). The pledge of the Ready Mix Shares includes all rights associated with the ownership of the Ready Mix Shares, including the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Ready Mix Shares. In the event the Agent exercises its rights under the Pledge Agreement to take ownership of the Ready Mix Shares, a change in control of the Company could occur.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective February 2, 2009, the Company’s board of directors authorized and approved the First Amendment to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”). Pursuant to the Bylaws Amendment, the Company’s board of directors elected to have the provisions of Section 78.378 through Section 78.3793 of Chapter 78 of the Nevada Revised Statutes not apply to the Company or to any acquisition of a controlling interest by any existing or future stockholder of the Company, whether or not identified.
     The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 8.01 Other Events.
     In connection with the Merger, the Company obtained a release (the “Release”) of the Guaranties (the “Guaranties”) previously provided by Meadow Valley and Meadow Valley Contractors, Inc., a wholly owned subsidiary of Meadow Valley, for the benefit of Wells Fargo Equipment Finance, Inc. (“Wells Fargo”), as assignee of The CIT Group/Equipment Financing, Inc. The Guaranties guaranteed the payment and performance of the Company’s obligations to Wells Fargo (as assignee of The CIT Group/Equipment Financing, Inc.) under (i) the Master Loan Agreement dated as of April 5, 2000 and the Master Loan Agreement dated as of March 13, 2008 between the Company and Wells Fargo (collectively, the “Loan Agreement”), (ii) the Master Lease Agreement dated as of June 25, 2004 and the Master Lease Agreement dated as of April 11, 2006 between the Company and Wells Fargo (collectively, the “Lease Agreement” and together with the Loan Agreement, the “Loan Documents”) and (iii) the Revolving Loan Agreement dated as of July 27, 2001, as renewed and amended from time to time, between the Company and Wells Fargo (the “LOC Agreement”). Pursuant to the terms of the Release, the LOC Agreement was paid off by the Company and terminated.
     In connection with the Release, the Company sought and received a modification of certain financial covenants contained in the Loan Documents in order to facilitate compliance with such covenants. Consequently, on February 2, 2009, the Company and Wells Fargo entered into Amendment No. 1 to the Loan Agreement (the “Loan Agreement Amendment”) and Amendment No. 1 to the Lease Agreement (“the Lease Agreement Amendment” and together with the Loan Agreement Amendment, the “Amendments”). Pursuant to the Amendments, the Company agreed that so long as any amounts remain payable to Wells Fargo under the Loan Documents, the Company shall, unless Wells Fargo otherwise consents in writing, maintain (i) total liabilities divided by tangible net worth not greater than 1.5 to 1.0 at each quarter end and (ii) fixed charge coverage ratio not less than (a) .40 to 1.0 as of each quarter end through June 30, 2009, (b) .65 to 1.0 at September 30, 2009, (c) .75 to 1.0 at December 31, 2009 and March 31, 2010, (d) .85 to 1.0 at June 30, 2010 and (e) 1.0 to 1.0 at September 30, 2010 and as of each quarter end thereafter, determined on a rolling four-quarter basis.
     Pursuant to the terms of the Loan Agreement Amendment, the Company also agreed that in the event it prepays any amounts due under the Loan Agreement (i) on or before December 31, 2009, the Company shall pay to Wells Fargo, in addition to any amounts so prepaid, an amount equal to 6% of any amounts so prepaid, (ii) after December 31, 2009, the Company shall pay to Wells Fargo, in addition to any amounts so prepaid, an amount equal to 5% of any amounts so prepaid, (iii) after December 31, 2010, the Company shall pay to Wells Fargo, in addition to any amounts so prepaid, an amount equal to 3% of any amounts so prepaid, and (iv) after December 31, 2011, the Company shall pay to Wells Fargo, in addition to any amounts so prepaid, an amount equal to 2% of any amounts so prepaid. Under the Lease Agreement Amendment, if the Company prepays any amounts due under the Lease Agreement on or before January 1, 2011, the Company shall pay to Wells Fargo all remaining rents and all purchase option amounts contained in the Lease Agreement.
     In addition, pursuant to the Amendments, the Company agreed that so long as any amounts remain payable to Wells Fargo under the Loan Documents, the Company shall, unless Wells Fargo otherwise consents in writing, (i) maintain available cash of greater than $750,000 or Wells Fargo may provide for a lockbox arrangement and cash dominion provisions, (ii) pay no dividends to the Company’s shareholders, (iii) make no monthly payments to Meadow Valley or any affiliate of Meadow Valley in an amount in excess of $22,000 for administrative management services, (iv) maintain a majority of the current members of the Company’s board of directors, and (v) not directly or indirectly enter into or assume any agreement (a) providing for the sale, transfer, or assignment of any real property owned by the Company, other than a lease, or (b) prohibiting the creation or assumption of any lien upon certain real property owned by the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit #	Description

3.1	First Amendment to Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Mix, Inc.
Date: February 6, 2009	By:	/s/ Clint Tryon
Clint Tryon
Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer